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                                                                   EXHIBIT 10.49

                      PAYMENT AGREEMENT AND GENERAL RELEASE

         1. GENERAL RELEASE. (a) In consideration of (i) my relinquishing my rights to future employment and cancellation of my rights under the Employment Agreement dated May 13, 1999, as amended, between Employee and CTN (each as defined below) (the "EMPLOYMENT AGREEMENT"), and (ii) the Company undertaking the obligations set forth in this Agreement, I, Martin Grant ("EMPLOYEE"), release, dismiss, covenant not to sue and forever discharge CTN Media Group, Inc., a Delaware corporation ("CTN") and its majority shareholder, U-C Holdings, L.L.C. ("HOLDINGS"), a Delaware limited liability company (collectively, the foregoing shall be referred to as the "COMPANY") and all affiliated corporations, limited liability companies or partnerships and stockholders, members, managers, officers, directors, employees, agents, predecessors, successors, transferees and assigns from any and all actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities of whatever nature, known or unknown, including, but not limited to those actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities, resulting or arising out of, directly or indirectly, the employment relationship between Employee and the Company (including, but not limited to, claims for compensation, salary, bonuses, severance pay or other benefits), the termination of the employment relationship, any promises made to or agreements with Employee while he was employed at the Company, Employee's ownership, directly or indirectly, of capital stock in the Company (except as provided herein), Employee's ownership or right to receive equity in Holdings (except as provided herein), or the failure to offer employment with the Company, including, without limitation, by reason of specification, any claims for breach of contract, failure to hire, wrongful discharge of any kind, and any claims arising under any federal, state, or local laws or ordinances, including, without limitation, by reason of specification, the Federal Securities Act of 1933, as amended (the "SECURITIES ACT"), the Federal Securities Exchange Act of 1934, as amended, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Older Workers Benefits Protection Act, and any common law claims now or hereafter recognized. Notwithstanding anything set forth to the contrary herein, Employee shall not release the Company from any obligations, causes of action, actions, suits, damages, or liabilities (i) arising out of the Company's obligations set forth in this Agreement, or (ii) any obligation of the Company to indemnify Employee in his capacity as an officer and/or director of CTN pursuant to any indemnification provisions of CTN's Certificate of Incorporation, By-laws, any corporate policy of the Board of Directors or any officers and directors insurance. Employee does hereby agree and acknowledge that except for the payments pursuant to Paragraph 3 below and the other obligations set forth herein, Employee is entitled to no compensation, benefits or other rights or privileges from the Company.

         (b) The Company, on its behalf and on behalf of all affiliated corporations, limited liability companies or partnerships and stockholders, members, managers, officers, directors, employees, agents, predecessors, successors, transferees and assigns, does hereby release, dismiss, covenant not to sue and forever discharges Employee, and his heirs from any and all actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities of whatever nature, known or unknown, including, but not limited to those actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities resulting or arising out of directly or indirectly the employment relationship between Employee and the Company.

         2. NO ADMISSION. Employee agrees and acknowledges that neither this Agreement nor the Company's offer to enter into this Agreement should be construed as an admission by the Company that it has acted wrongfully toward the Employee or any other employee, and that the Company expressly denies any liability to, or wrongful acts against the Employee on the part of itself, its employees or its agents.

         3. CONSIDERATION. (a) In full consideration for Employee relinquishing his rights to future employment and cancellation of Employee's rights under the Employment Agreement, including his

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resignation as an officer and director of CTN, and as a material inducement for signing this Agreement, CTN will, upon the expiration of the revocation period set forth in Paragraph 5(d) herein, pay or provide to Employee the following: (i) Employee shall continue to receive his base salary ($500,000 per year) through and including October 15, 2001 and such payment shall not cease or be reduced in the event Employee accepts other employment, which payments shall be payable in regular installments in accordance with CTN's general payroll practices; and (ii) CTN shall permit Employee and his dependents to continue to receive benefits under CTN's health and dental insurance policies to the extent permitted by such policies and applicable law, at CTN's expense, and PROVIDED, that CTN shall only maintain such insurance coverage until the earlier of October 15, 2001, or the date Employee accepts other employment and obtains health insurance coverage. Such payments shall be subject to normal withholdings required by law and are subject to Employee's continued compliance with this Agreement.

                  (b) Employee shall be entitled to retain 66 Class A Management Units in Holdings (the "RETAINED UNITS"), which Retained Units shall be fully vested and not subject to the repurchase restrictions set forth in Section 6 of the Employment Agreement. Employee represents and warrants that he does not, directly or indirectly, hold, own or have a beneficial interest in any other equity or securities of the Company, other than the Retained Units, and shares of common stock of CTN purchased by Employee on the Nasdaq Stock Market.

                  (c) Pursuant to the First Amendment to the Employment Agreement, the Employee received a total of 500 Class A Management Units in Holdings, of which 334 Units remain unvested as of the date hereof (the "UNVESTED UNITS"). The Unvested Units are hereby repurchased by Holdings and Holdings shall deliver a check for $334 to Employee after the expiration of the waiting period set forth in Section 5(d) below. Upon their repurchase, such Unvested Units shall be returned to the Pool (as defined in the Fourth Amended and Restated Limited Liability Company Agreement of Holdings, dated as of August 31, 1999). Employee represents and warrants that the Unvested Units are owned by Employee free and clear of all liens, claims or encumbrances. (d) In the event of a consolidation, merger or sale of the Company with or to MTV Networks, a division of Viacom, Inc., in which a definitive agreement is igned within sixty (60) days from the date hereof, mployee shall be entitled to receive such amounts nd distributions resulting from such transaction as f Employee was fully vested as of the date of such greement in all Retained Units and Unvested Units, otaling 400 Class A Management Units in Holdings.

                  (e) In connection with Employee's retention of the Retained Units and sale of the Unvested Units to Holdings, the Employee hereby represents, warrants, covenants and agrees that:

                           (i) Employee acquired the Retained Units for
investment for an indefinite period, not with a view to the sale or distribution of any part of all thereof by public or private sale or disposition.

                           (ii) Employee has been advised that the Retained
Units have not been registered under the Securities Act or registered or qualified under any other securities law, on the ground, among others, that no distribution or public offering of the Retained Units is to be effected and the Retained Units were issued in connection with a transaction that did not involve any public offering within the meaning of Section 4(2) of the Securities Act, or the rules and regulations of the Securities and Exchange Commission and under comparable exemption provisions of the securities laws, rules and regulations of other jurisdictions. Employee understands that the Company is relying in part on the Employee's representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding Employee's representations, Employee has in mind merely acquiring Retained Units for resale on the occurrence or non-occurrence of some predetermined event. Employee has no such intention.

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                           (iii) Employee has such knowledge and experience in
financial and business matters that Employee is capable of evaluating the merits and risks of an investment in the Retained Units and has the capacity to protect Employee's own interest in connection with Employee's acquisition of the Retained Units. Employee is an "Accredited Investor" as defined in Regulation D promulgated under the Securities Act.

                           (iv) Employee acknowledges that Employee has been
furnished with such financial and other information concerning the Company as Employee considers necessary in connection with Employee's retention of the Retained Units. Employee has carefully reviewed such information and is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with representatives of the Company any questions the acquisition may have with respect thereto. Employee understands: (i) the risks involved in this offering, including the speculative nature of the investment; (ii) the financial hazards involved in this offering, including the risk of losing such Employee's entire investment; (iii) the lack of liquidity and restrictions on transfers of the Retained Units; and (iv) the tax consequences of this investment. Employee has consulted with Employee's own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by Employee in the Retained Units and the merits and risks of an investment in the Retained Units.

                           (v) Employee understands that the Retained Units are
"restricted securities" as the term is defined in Rule 144 under the Securities Act, that the Retained Units must be held indefinitely unless they are subsequently registered under the Securities Act and qualified under any other applicable securities law or exemption from such registration and qualification are available. Employee understands that Holdings is under no obligation to register or qualify the Retained Units under the Securities Act, or any other securities law.

                           (vi) Employee agrees to continue to be bound by the
terms, conditions, obligations, covenants and restrictions of the Fourth Amended and Restated Operating Agreement of Holdings, dated as of August 31, 1999, as may be amended and/or restated from time to time.

         4. TAXES. The Employee agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against the Company for any amounts claimed due from Employee on account of this Agreement or pursuant to claims made under any federal, local or state tax laws, and any costs, expenses or damages sustained by the Company by reason of any such claims, including any amounts paid by the Company as taxes, reasonable attorneys' fees, deficiencies, levies, assessments, fines, penalties, interest or otherwise.

         5. COMPLIANCE WITH LAW. Employee hereby acknowledges and agrees that this Agreement and the termination of his employment or the failure to offer employment and all actions taken in connection therewith are in compliance with the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, and the Older Workers Benefits Protection Act, and that the release set forth in Paragraph 1 hereof shall be applicable, without limitation, to any claims brought under these Acts. Employee further acknowledges and agrees that:

                  (a) The release given by the Employee in this Agreement is given solely in exchange for the consideration set forth in Paragraph 3 of this Agreement and such consideration is in addition to anything of value to which the Employee received prior to entering into this Agreement;

                  (b) Employee has consulted or has had an opportunity to consult an attorney prior to entering into this Agreement;

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                  (c) Employee has had at least twenty-one (21) days from
January 10, 2001 within which to consider this Agreement and Release or has waived such requirement, which 21 day waiting period has been waived; and

                  (d) For a period of seven (7) days following execution of this Agreement, the Employee may revoke this Agreement and this Agreement shall not become effective or enforceable until such seven (7) day period has expired.

         6. CONFIDENTIALITY. (a) Other than a press release (or other announcement) mutually agreed upon by the parties hereto, Employee and the Company agree to keep confidential the terms of this Agreement and the transactions or events which led to its execution, except to the extent that disclosure is required by any law, regulation or statute, and Employee and the Company covenant not to disclose this information to any other person, except that Employee may disclose the terms of this Agreement to the Internal Revenue Service, his attorneys, his financial advisors, and his immediate family members, who shall be informed of the confidential nature of the information, or as may be required by law. If either party is compelled to disclose this Agreement pursuant to service of a subpoena on him, he or it shall immediately provide written notice to the other party and shall not make any such disclosure for ten (10) business days in order to give the other party an opportunity to seek an appropriate protective order, unless disclosure is required sooner than ten (10) business days by court order, rule, or regulation, in which case disclosure will not be made by such party before the time required by such court order, rule, or regulation.

                  (b) Employee agrees that he will not, without the prior written consent of the Company, make or cause to be made any oral or written statements to any person, firm, corporation or governmental or other entity which reflect negatively on the Company or any of its direct and indirect parents, subsidiaries, affiliates, related companies, successors and assigns, or on its and their directors, officers, members, and employees, or which could reasonably be understood to be detrimental to the business interests of the Company or any of its direct and indirect parents, subsidiaries, affiliates, related companies, successors and assigns, or to its and their directors, officers, members, and employees, provided that nothing herein shall restrict Employee from making any statement in response to inquiry from any governmental entity, pursuant to subpoena, or as may otherwise be required by law, provided Employee immediately gives notice to the Company of such inquiry and shall give the Company the opportunity to challenge such disclosure.

                  (c) The Company, on its behalf and on behalf of its officers, directors and managers, agrees that it will not, without the prior written consent of Employee, make or cause to be made any oral or written statements to any person, firm, corporation or governmental or other entity which reflect negatively on Employee, or which could reasonably be understood to be detrimental to the business interests of Employee, provided that nothing herein shall restrict Company from making any statement in response to inquiry from any governmental entity, pursuant to subpoena, or as may otherwise be required by law, provided the Company immediately gives notice to Employee of such inquiry and shall give Employee the opportunity to challenge such disclosure.

                  (d) Employee acknowledges that the receipt of the consideration set forth in Paragraph 3 is conditioned on Employee's compliance with this Paragraph 6 and the other terms and provisions of this Agreement.

         7. NO ASSIGNMENT OF CLAIMS AND NO CLAIM FILED. Employee represents and warrants that he has not heretofore assigned or transferred to any person not a party to this Agreement any claim being released by this Agreement or any part or portion thereof and that he shall defend, indemnify, and hold harmless the Company from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer. Employee further represents and warrants that neither he nor his

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attorneys have made any allegations to, or have filed any complaints, charges, or lawsuits with any court or government agency relating to any matters being released by Employee in this Agreement, including matters arising out of Employee's employment with the Company or the termination of such employment, and that neither he nor his attorneys shall file any complaints, charges, or lawsuits, at any time hereafter, arising out of such released claims.

         8. RETURN OF PROPERTY. Contemporaneously with the delivery of the executed Agreement, Employee, his attorneys, their agents, and all persons acting on their behalf, shall deliver to the Company all non-public documents and materials that relate to the Company, if any, and all property of the Company in his possession or control, other than the handheld PDA which he currently uses, which he may keep at no cost. Employee hereby agrees to delete any information contained in such PDA as may be considered Confidential Information pursuant to the terms of the Employment Agreement.

         9. EMPLOYMENT AGREEMENT. (a) The parties hereto do hereby agree that the Employment Agreement and all amendments thereto are terminated, except the provisions in Sections 8 through 13 of the Employment Agreement shall remain and continue in full force and effect in accordance with their terms. Notwithstanding the forgoing, Section 10(a) of the Employment Agreement shall remain in full force and effect in accordance with its terms only from the date hereof through and including October 15, 2001. However, from October 16, 2001 through and including the second anniversary of the Termination Date (defined below), Section 10(a) of the Employment Agreement shall continue in full force and effect only as applicable to Youthstream Media, Inc., Student Advantage, Inc., Burly Bear, College Broadcasting, LLC and Ezone.

                  (b) Employee resigned as an officer, director and employee of the Company effective as of January 8, 2001 (the "TERMINATION DATE").

         10. FUTURE EQUITY. Except as otherwise set forth herein, Employee hereby waives, cancels and terminates any right to receive any additional equity or securities in the Company or related entities, including, without limitation, any right to purchase and/or participate in any PRO RATA offerings to, or purchases by, other holders of Units in Holdings. Employee hereby acknowledges that Holdings may make an offer of securities to all holders of Units other than Employee based on the fact that Employee is no longer employee by the Company and this Agreement will evidence Employee's waiver of any right to participate in such offer.

         11. TRANSITION. In consideration for the payments to Employee pursuant to Paragraph 3 hereof, Employee agrees to be reasonably available (considering any other personal or business commitments he may have) for consultations and meetings with employees, investors, and/or customers of the Company, including, without limitation, PepsiCo, Inc. and U-Connections, Inc., for the purpose of an organized hand-off and smooth transition. Employee further agrees to provide the Company with the contact information of any investors Employee had worked with on behalf of the Company, as requested by the Company.

         12. LITIGATION. In consideration for the payments to Employee pursuant to Paragraph 3 hereof, Employee agrees to cooperate fully, including, but not limited to, appearing as a live witness in any trial, deposition, or other proceeding, if necessary, in the Company's dispute with James Harder or any other litigation matter, as to which Employee has knowledge, as the Company may request. The Company agrees to pay reasonable non-first class travel and lodging expenses for Employee's travel required to provide the assistance and cooperation agreed to in this paragraph.

         13. REFERENCES. The Company acknowledges and agrees that it will cooperate with Employee with regard to full and favorable, but truthful (based upon actual facts of employment) references, which shall be available from Jason Elkin, Chief Executive Officer of CTN.

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         14. KNOWLEDGEABLE DECISION BY EMPLOYEE. Employee has read all of the terms of this Agreement and has had an opportunity to discuss it with individuals of Employee's own choice who are not associated with the Company. Employee understands the terms of this Agreement and that, except as otherwise set forth herein, this Agreement releases forever the Company from any legal action arising from Employee's employment relationship, any promises or agreements with Employee while he was employed at the Company, any rights he has as a shareholder of CTN or equityholder or member of Holdings, the termination of this employment relationship or the failure to offer employment with the Company. Employee signs this Agreement of his own free will in exchange for the consideration to be given to Employee, which Employee acknowledges is adequate and satisfactory. Neither the Company nor its agents, representatives or employees have made any representations to Employee concerning the terms or effects of this Agreement, other than those contained in this Agreement.

         15. DEFAULT. In the event that the Company fails to make payments to Employee as set forth in Section 3 hereof, and such non-payment has not been cured within five (5) business days of receipt by the Company of written notice of non-payment, Employee shall have the right at law or in equity or otherwise to take action or file litigation to seek payment of the base salary amounts payable under the Employment Agreement for termination without cause.

         16. CHOICE OF LAW. The rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Georgia, without regard to principles of conflict of laws.



                       SIGNATURES BEGIN ON THE NEXT PAGE.

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement this
8th day of January, 2001.

                                     EMPLOYEE:

                                             /s/ MARTIN GRANT
                                     ----------------------------------------
                                     MARTIN GRANT


                                     CTN:

                                     CTN MEDIA GROUP, INC.

                                     By:     /s/
                                     ----------------------------------------
                                     Its:
                                         ------------------------------------


                                     HOLDINGS:

                                     U-C HOLDINGS, L.L.C.

                                     By:  Willis Stein & Partners, L.P.
                                     Its:  Managing Member

                                         By:  Willis Stein & Partners, L.L.C.
                                         Its:  General Partner



                                             By:  /s/
                                                 --------------------------
                                             Its:  Manager

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